Exhibit G

LOCK-UP AGREEMENT

ARATANA THERAPEUTICS, INC.

1901 Olathe Blvd.

Kansas City, KS 66103

STIFEL, NICOLAUS & COMPANY, INCORPORATED

LAZARD CAPITAL MARKETS LLC

c/o Stifel, Nicolaus & Company, Incorporated

237 Park Ave, 8th Floor

New York, NY 10017

and

c/o Lazard Capital Markets LLC

30 Rockefeller Plaza

New York, NY 10020

Ladies and Gentlemen:

The undersigned refers to the proposed Underwriting Agreement (the “Underwriting Agreement”) among Aratana Therapeutics, Inc., a Delaware corporation (the “Company”), Stifel, Nicolaus & Company, Incorporated, Lazard Capital Markets LLC (together with Stifel, Nicolaus & Company, Incorporated, the “Representatives”) and the several underwriters named therein (the “Underwriters”). As an inducement to the Underwriters to execute the Underwriting Agreement in connection with the proposed public offering of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1, the undersigned hereby agrees that from the public offering date set forth on the final prospectus used to sell the Common Stock (the “Public Offering Date”) pursuant to the Underwriting Agreement and until 180 days after the Public Offering Date (such 180-day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will use reasonable best efforts to cause any spouse, domestic partner or immediate family member of the spouse, domestic partner or the undersigned living in the undersigned’s household, any partnership, corporation, limited liability company or other entity within the undersigned’s control, and any trustee of any trust that holds Common Stock or other securities of the Company for the benefit of the undersigned or such spouse, domestic partner or immediate family member not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives on behalf of the Underwriters, which consent may be withheld in the Representatives’ sole discretion. For purposes of this Agreement, “immediate family member” shall mean any relation by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The foregoing restrictions shall not apply to (a) bona fide gifts by the undersigned, (b) the surrender or forfeiture of shares of Common Stock to the Company to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards; (c) transfers of Common Stock or any security convertible into or exercisable for Common Stock to an immediate family member, an immediate family member of a domestic partner or a trust for the benefit of the undersigned, a domestic partner or an immediate family member or to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the undersigned, a domestic partner and/or one or more family members of the undersigned or the undersigned’s domestic partner in a transaction not involving a disposition for value, (d) transfers of Common Stock or any security convertible into or exercisable for Common Stock upon death by will or intestate succession, (e) the exercise of any option, warrant or other right to acquire shares of Common Stock, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or the conversion of any convertible security into securities of the Company, (f) securities transferred to one or more affiliates of the undersigned and distributions of securities to partners, members or stockholders of the undersigned, (g) transactions relating to securities acquired in open market transactions after the Public Offering Date, (h) the entry into any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for any sales or other dispositions of Common Stock during the Lock-Up Period , and (i) unless the undersigned is an officer or director of the Company or an affiliate thereof, any shares of Common Stock purchased by the undersigned in the offering contemplated by the Underwriting Agreement; provided that, in the case of a transfer or distribution pursuant to the preceding clauses (a), (c), (d) or (f), each resulting transferee of the Company’s securities agrees in writing prior to such transfer to be bound by the terms of this Agreement as if it were a party hereto.

In addition, the undersigned agrees that, during the period commencing on the date hereof and ending 180 days after the Public Offering Date, without the prior written consent of the Representatives on behalf of the Underwriters (which consent may be withheld in its sole discretion): (a) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, and (b) the undersigned waives any and all notice requirements and rights with respect to the registration of any such security pursuant to any agreement, understanding or otherwise to which the undersigned is a party. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the offering contemplated by the Underwriting Agreement or with any issuance or sale by the Company of any equity or other securities before such offering.

Any Common Stock received upon exercise of options, warrants or any securities convertible into or exchangeable or exercisable for Common Stock granted to the undersigned will also be subject to this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.

In the event that the Representatives release, in full or in part, any officer, director or stockholder of the Company (a “Stockholder”) from the restrictions of any lock-up agreement signed by such Stockholder with the Underwriters (a “Triggering Release”), then the undersigned shall be released in the same manner from the restrictions of this Agreement (i.e., in an amount equal to the same percentage of the shares of Common Stock being released in the Triggering Release relative to the undersigned’s ownership of Common Stock at the time of the request of the Triggering Release); provided that (a) in order to request a Triggering Release, the Stockholder requesting the Triggering Release must make a request in writing to the Company setting forth the number of shares of Common Stock to be released; (b) the Company must notify the other Stockholders of the requested Triggering Release within three business days; (c) any other Stockholder that intends to request a release of a pro rata portion of the shares of Common Stock held by them (the “Pro Rata Stockholders”) must (1) make such a request in writing to the Company and (2) certify in writing to the Underwriters and the Company the total number of shares of Common Stock held by such Pro Rata Stockholder; (d) the Company must (1) make a request in writing to the Representatives setting forth for the Stockholder requesting the Triggering Release and for each Pro Rata Stockholder the number of shares of Common Stock for which each such Stockholder is requesting a release and (2) provide to the Representatives the total number of shares of common stock of the Company outstanding as of the date of the request of such Triggering Release and certify in writing to the Underwriters that such number is true and accurate. If the Company fails to notify the undersigned within three business days of the request of the Triggering Release, the failure to give such notice shall not give rise to any claim or liability against the Representatives or the Underwriters.

This Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Agreement shall lapse and become null and void (a) if the Public Offering Date shall not have occurred on or before the earliest of (i) such time as the Representatives, on the one hand, or the Company, on the other hand, advises the other in writing, prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) termination of the Underwriting Agreement or (iii) on August 31, 2013, in the event the Underwriting Agreement has not been executed by that date (provided, however, that the Company may extend the August 31, 2013 date by three months with written notice to the undersigned prior thereto).

Very truly yours,

AVALON VENTURES IX, L.P.

By: Avalon Ventures IX GP, LLC
Its: General Partner

/s/ Douglas Downs
Name: Douglas Downs
Title: Managing Member

Address:	1134 Kline Street
La Jolla, CA 92037

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